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                               HICKOK INCORPORATED



          EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS



                                           Year Ended September 30
                                  ----------------------------------------
                                     1997           1996           1995
                                  ----------     ----------     ----------

PRIMARY
-------
Average shares outstanding         1,193,497      1,192,850      1,194,500

Net effect of dilutive stock
   options- based on the
   treasury stock method using
   average market price               17,992         24,305         27,918
                                  ----------     ----------     ----------

           Total Shares            1,211,489      1,217,155      1,222,418
                                  ==========     ==========     ==========

Net Income                        $  605,317     $  959,875     $1,794,230
                                  ==========     ==========     ==========

Net Income per Share              $      .50     $      .79     $     1.47
                                  ==========     ==========     ==========


FULLY DILUTED
-------------
Average shares outstanding         1,193,497      1,192,850      1,194,500

Net effect of dilutive stock
   options- based on the
   treasury stock method using
   year-end  market price if
   higher than average market
   price                              17,992*        24,305*        29,474
                                  ----------     ----------     ----------

           Total Shares            1,211,489      1,217,155      1,223,974
                                  ==========     ==========     ==========

Net Income                        $  605,317     $  959,875     $1,794,230
                                  ==========     ==========     ==========

Net Income Per Share              $      .50     $      .79     $     1.47
                                  ==========     ==========     ==========

* Year-end market price is less than average market price, use same as primary shares.

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